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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY






                             P.H. GLATFELTER COMPANY

                                  $150,000,000

                              6 7/8% Notes Due 2007

                               PURCHASE AGREEMENT


                                                       July 17, 1997

BEAR, STEARNS & CO. INC.
BT SECURITIES CORPORATION
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167


Ladies and Gentlemen:

                  P.H. Glatfelter Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $150,000,000 aggregate principal amount of its 6 7/8% Notes Due 2007 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of July 22, 1997 between the Company and The Bank of New York, as trustee (the "Trustee").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on one or more exemptions therefrom.

                  In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated July 14, 1997 (together with the documents incorporated by reference therein, the "Preliminary Memorandum") and a final offering
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memorandum dated July 17, 1997 (together with the documents incorporated by reference therein, the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum"), each setting forth or incorporating by reference a description of the terms of the Notes and the offering of the Notes, a description of the Company and a description of any material developments relating to the Company occurring after the date of the most recent historical financial statements included or incorporated by reference therein.

                  The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Exchange Notes (as defined therein) or, in certain cases, the Notes under the Act.

                  2. Representations and Warranties. The Company represents and warrants to and agrees with the Initial Purchasers that:

                  (a) None of the Preliminary Memorandum as of the date thereof or the Final Memorandum or any amendment thereof or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment thereof or supplement thereto.

                  (b) The documents incorporated or deemed to be incorporated by reference in the Final Memorandum, at the time they were or hereafter are filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Final Memorandum, as of the date thereof and at all times subsequent thereto up to the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) As of March 31, 1997, the Company had the capitalization set forth in the Final Memorandum; all the outstanding shares of capital stock of the Company and its subsidiaries set forth on Schedule 2 hereto (the "Subsidiaries") have been, and as of the

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Closing Date will be, duly authorized and validly issued, fully paid and nonassessable and not issued in violation of or subject to any preemptive or similar rights; except as set forth in the Final Memorandum and except for not more than the 1% of the outstanding shares of Class A Common Stock of GWS Valuch, Inc., all the outstanding shares of capital stock of each of the Subsidiaries will be owned by the Company, directly or through subsidiaries, free and clear of all liens, encumbrances, equities and claims.

                  (d) Each of the Company and the Subsidiaries has been duly organized, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"). No subsidiary of the Company (other than the Subsidiaries) is a "Significant Subsidiary" as defined in Regulation S-X of the Commission.

                  (e) The Company has the corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by all requisite corporate action of the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally (including applicable fraudulent transfer laws), and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

                  (f) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture. The form of the Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly authorized by all requisite corporate action of the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a legal, valid and

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binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally (including applicable fraudulent transfer laws) and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

                  (g) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by all requisite corporate action of the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally (including applicable fraudulent transfer laws) and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and
(B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) No consent, approval, authorization or order of, or qualification with, any court or governmental agency or body is required for the performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers and except that the exchange offer and certain resales contemplated by the Registration Rights Agreement require effective registration statements under the Act. None of the Company or the Subsidiaries is (i) in violation of its articles or certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note or other instrument pursuant to which the Company or its Subsidiaries has indebtedness for borrowed money outstanding or any material lease, license, franchise agreement, permit, certificate, contract or other material agreement or instrument to which any of them is a party (collectively, "Contracts"),

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except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (j) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance and sale of the Notes to the Initial Purchasers), and the fulfillment of the terms hereof and thereof, will not constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the articles or certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (k) The consolidated financial statements of the Company (including the notes thereto) included or incorporated by reference in the Final Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the period to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Deloitte & Touche LLP (the "Independent Accountants"), who have certified the consolidated financial statements and supporting schedules thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in the Final Memorandum, are independent public accountants with regard to the Company within the meaning of the Act and the rules and regulations promulgated thereunder.

                  (l) Other than as described in the Final Memorandum or the documents incorporated by reference therein, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation by the Company of or otherwise challenge the issuance or sale of the Notes to be sold hereunder to the Initial Purchasers, the consummation of the transactions contemplated hereby or the application of the net proceeds therefrom as described in the Final Memorandum under the heading "Use of Proceeds."

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                  (m) Each of the Company and the Subsidiaries has good title to all properties owned by them, in each case, free and clear of all liens, encumbrances, security interests, charges and claims of any kind whatsoever except (i) as do not materially interfere with the use made or proposed to be made of such properties, (ii) as set forth in the Offering Memorandum or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (n) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses in the manner described in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (o) Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other proprietary or confidential information, systems or procedures, whether patented or unpatented), trademarks, service marks and trade names (collectively, "intellectual property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (p) Except as disclosed in the Final Memorandum, each of the Company and the Subsidiaries is in material compliance with all applicable existing federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any

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"hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (q) Except as disclosed in the Final Memorandum, there is no alleged liability (including alleged liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of the Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or any of the Subsidiaries or (ii) any violation or alleged violation of any Environmental Law, which alleged liability, individually or in the aggregate, would have a Material Adverse Effect.

                  (r) Since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum, except as described therein, none of the Company or the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Final Memorandum, there has not been any material adverse change in the capital stock or consolidated short-term or long-term debt of the Company (exclusive of the Bank Facility (as defined in the Final Memorandum) and the issue of Notes contemplated by this Agreement) or any event or development that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Final Memorandum.

                  (s) None of the Company or the Subsidiaries are, nor will any of them upon consummation of the transactions contemplated hereby be, an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (t) The Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (u) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                  (v) None of the Company, any of its "affiliates" (as defined in Rule 501(b) of Regulation D under the Act ("Affiliates")) or any person acting on behalf of any such

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person has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of
Section 4(2) of the Act. None of the Company, any of its Affiliates or any person acting on behalf of any such person (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged in any directed selling efforts (as such term is defined in Regulation S under the Act) in the United States with respect to the Notes and each of the Company, its Affiliates and any person acting on behalf of any such person has complied with the offering restrictions requirement of Regulation S under the Act.

                  (w) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum to register any of the Notes under the Act or to qualify the Indenture under the TIA.

                  (x) No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (y) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

                  (z) None of the execution, delivery and performance of this Agreement, the execution, delivery, issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated by this Agreement and the Final Memorandum will violate Regulation G, T, U or X promulgated by the Board of Governor of the Federal Reserve System.

                  3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Company, at 99.269% of their principal amount. The Initial Purchasers agree to reduce by $675,000 the amount of the discount otherwise payable to them hereunder. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the

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Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York time, on July 22, 1997, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Bear, Stearns & Co. Inc. in New York, New York, or at such other place as Bear, Stearns & Co. Inc. may designate, at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Company. The Company covenants and agrees with each of the Initial Purchasers that:

                  (a) The Company will not amend or supplement the Final Memorandum or any amendment thereof or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                  (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

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                  (c) If, at any time prior to the completion of the
distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will promptly prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company authorizes the Initial Purchaser to deliver to prospective purchasers copies of any Preliminary Memorandum and the Final Memorandum and any amendments thereof or supplements thereto in connection with any offer or sale of the Notes by the Initial Purchasers in accordance herewith. In connection with such delivery of copies of any Preliminary Memorandum and the Final Memorandum and any amendments thereof or supplements thereto, the Company agrees to furnish, without charge, to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment thereof or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Company will promptly advise the Initial Purchasers and, if requested by the Initial Purchasers, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Company will use every reasonable effort to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes under any state securities or "Blue Sky" laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Notes under any state securities or "Blue Sky" laws, the Company will use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (f) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (g) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers who are then making a market in the Notes copies of all reports and other substantive communications (financial or otherwise) furnished by the Company to the Trustee, or the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or

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
any national securities exchange on which any class of securities of the Company may be listed.

                  (h) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any quarterly period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (i) None of the Company, any of its Affiliates or any person acting on behalf of any such person will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                  (j) The Company will not, and will not permit any of its Affiliates or any person acting on behalf of the Company or its Affiliates to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of
Section 4(2) of the Act.

                  (k) None of the Company, any of its Affiliates or any person acting on behalf of any such person will engage in any directed selling efforts (as such term is defined in Regulation S under the Act) in the United States with respect to the Notes and each of the Company, its Affiliates and any person acting on behalf of any such person will comply with the offering restrictions requirement of Regulation S under the Act.

                  (l) For so long as any of the Notes remain outstanding, the Company will (i) make available, upon request, to any holder of Notes and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Act and (ii) update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Act under Rule 144A is and will be available for resales of the Notes conducted in accordance with Rule 144A.

                  (m) The Company will use its reasonable efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") of the National Association of Securities Dealers, Inc. and (ii) permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company ("DTC").

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                  6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Sections 7 or 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment thereof or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses of the Company in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including the fees and disbursements of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, (ix) the cost and charges of DTC and its nominee in connection with the Notes and (x) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Stroock & Stroock & Lavan LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

                  7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the satisfaction or waiver of the following additional conditions precedent on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Ballard Spahr Andrews & Ingersoll, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

         (i) Each of the Company and the Subsidiaries has been duly incorporated, is validly and presently subsisting under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. The Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions set forth on Schedule 3 hereto.

         (ii) Except as set forth in or contemplated by the Final Memorandum, to the knowledge of such counsel, no holder of securities of the Company is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

         (iii) To the knowledge of such counsel, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property or assets of the Company or any of the Subsidiaries are subject which would be required under the Act to be described in a registration statement or in a prospectus and are not described in the Final Memorandum or in a document incorporated by reference therein, or which seek to restrain, enjoin, prevent the consummation by the Company of or otherwise challenge the issuance or sale of the Notes to be sold hereunder to the Initial Purchasers, the consummation of the transactions contemplated hereby or the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds."

         (iv) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the form of the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly authorized by all requisite corporate action of the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally (including applicable fraudulent transfer laws) and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

         (v) The Notes have each been duly authorized by all requisite corporate action of the Company and when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the

Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally (including applicable fraudulent transfer laws) and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

         (vi) The Exchange Notes and the Private Exchange Notes have been duly authorized by all requisite corporate action of the Company and, when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture and assuming no changes in the law from the date thereof), will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally (including applicable fraudulent transfer laws) and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

         (vii) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly authorized by all requisite corporate action of the Company and, when duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (x) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally (including applicable fraudulent transfer laws) and (y) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws or regulation and public policy considerations.

         (viii) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

         (ix) The Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum.

         (x) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Notes to the Initial Purchasers) will not constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (A) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note or other agreement or instrument filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 or the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 or any material agreement or instrument entered into by the Company subsequent to March 31, 1997 known to such counsel, (B) the articles of incorporation or bylaws of the Company, or (C) assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, any United States federal or Pennsylvania statute, rule or regulation of, or judgment, decree or order applicable to the Company issued by, any governmental authority or regulatory body having jurisdiction over the Company of which such counsel is aware, which, in such counsel's experience, is normally applicable both to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum (but without having made any special investigation as to other laws and provided that such opinion need not cover any laws or regulations to which the Company or its affiliates may be subject as a result of the Initial Purchasers' legal or regulatory status or the involvement of the Initial Purchasers in such transaction), except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

         (xi) To the knowledge of such counsel, no consent, approval, authorization or order of, or qualification with, any United States Federal or Pennsylvania governmental authority is required to be obtained by the Company for the issuance and sale by the Company of the Notes to the Initial Purchasers or the other transactions contemplated hereby, except such as may be required under "Blue Sky" laws, as to which such counsel need express no opinion, and those which have previously been obtained, except where the failure to obtain such consents or waivers would not result in a Material Adverse Effect and except that the exchange offer and certain resales contemplated by the Registration Rights Agreement require effective registration statements under the Act and the qualification of the Indenture under the TIA.

         (xii) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming
(A) that the purchasers who buy such Notes in the initial resale thereof are "qualified institutional buyers" as defined in Rule 144A promulgated under the Act ("QIBs"), institutional "accredited investors" as defined in Rule 501(a)(1),
(2), (3) or (7) promulgated under the Act ("Accredited Investors") or foreign persons under Regulation S, (B) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof, (C) the due performance by the Initial Purchasers of the agreements set forth in
Section 8 hereof and (D) the accuracy of the representations made by each Accredited Investor who purchases Notes in the initial resale as set forth in the Final Memorandum.

         (xiii) None of the execution, delivery and performance of this Agreement, the execution, delivery, issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions each as contemplated by this Agreement and the Final Memorandum will violate Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

         (xiv) No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

         (xv) The documents incorporated by reference in the Final Memorandum (the "Exchange Act Documents") when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; it being understood that such counsel need express no opinion with respect to the financial statements and schedules and related notes thereto and the other financial, statistical and accounting data included or incorporated by reference in the Final Memorandum or the Exchange Act Documents.

         (xvii) None of the Company or the Subsidiaries are, nor will any of them upon consummation of the transactions contemplated hereby be, an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

The opinion of Ballard Spahr Andrews & Ingersoll described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  At the time the foregoing opinion is delivered, such counsel shall additionally state that (x) such counsel has acted as counsel to the Company on a regular basis and in connection with the preparation of the Final Memorandum and (y) such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed and, on the basis of such participation (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent set forth in clauses (iii) and (ix) above), no facts have come to its attention which leads it to believe that the Final Memorandum, as amended or supplemented, including the Exchange Act Documents, on the date thereof or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and related notes thereto and the other financial, statistical and accounting data included or incorporated by reference in the Final Memorandum).

                  References to the Final Memorandum in this subsection (a) shall include any amendment thereof or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware. With respect to the enforceability of the Notes, the Exchange Notes, the Private Exchange Notes, the Indenture and the Registration Rights Agreement such counsel may rely on the opinion of New York counsel, which shall be reasonably acceptable to counsel to the Initial Purchasers, provided that such New York counsel shall state that Ballard Spahr Andrews & Ingersoll and the Initial Purchasers are entitled to rely on the opinions of such counsel (copies of which opinions shall be delivered to the Initial Purchasers on the Closing Date). Such counsel may also state that, insofar as such opinion involves factual matters, such counsel have relied, to the extent they deem proper, upon the representations and warranties of the Company in this Agreement and upon certificates of officers of the Company and certificates of public officials; provided, however, that such certificates have been provided to the Initial Purchasers.

                  (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Stroock & Stroock & Lavan LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Stroock & Stroock & Lavan LLP (i) may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers and (ii) shall have received from the Company and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (c) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from the Independent Accountants a customary comfort letter and a bring-down comfort letter, as applicable, dated, respectively, the date hereof and the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and their counsel with respect to the financial statements and certain financial and other information of the Company contained or incorporated by reference in the Memorandum.

                  (d) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum, subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (f) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, Controller or Treasurer, to the effect that:

         (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

         (ii) at the Closing Date, since the date hereof or, except as described in the Final Memorandum, since the date of the most recent financial statements in the Final Memorandum, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

         (iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently); and

         (iv) nothing has come to the attention of such officers that would lead such officers to believe that the Final Memorandum contains or incorporates by reference any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g) On the Closing Date, the Initial Purchasers shall have received the Indenture executed by the Company and the Trustee and the Indenture shall be in full force and effect and no default shall exist thereunder.

                  (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect and no default shall exist thereunder.

                  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement shall be reasonably satisfactory in all material respects in form and substance to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided by this Agreement, or if any of the opinions, certificates, written statements or letters furnished to the Initial Purchasers or their counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and their counsel, all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing, or by telephone or telecopy confirmed in writing.

                  8. Offering of Notes; Restrictions on Transfer. Each of the Initial Purchasers represents and warrants (as to itself only) that it is an Accredited Investor. Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and
(ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

                  9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the information relating to the Initial Purchasers furnished to the Company in writing expressly for use therein; and provided further, that this indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting such losses, liabilities, claims, damages or expenses purchased Notes, or any person controlling such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any such amendments thereof or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of the Initial Purchasers to such person at or prior to the written confirmation of the sale of such Notes to such person and if the Final Memorandum (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any Memorandum or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing to the Company expressly for use therein. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have including under this Agreement.

                  (c) Promptly after receipt by an indemnified party under paragraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after receipt of notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties) in which event the reasonable fees and expenses of one separate firm of attorneys for all such indemnified parties (together with one firm of local counsel in each appropriate jurisdiction) shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is being sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the indemnified parties of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in the preceding paragraphs of this
Section 9 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers and directors of the Company) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in the preceding paragraphs of this Section 9, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company and (y) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), (i) in no case shall any Initial Purchaser be required to contribute any amount that in the aggregate exceeds the price at which the Notes were sold by such Initial Purchaser under this Agreement, less the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The contribution obligations of the Initial Purchasers hereunder are several in proportion to their respective purchase commitments and not joint. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph (d) or otherwise, except to the extent that such omission results in material prejudice; provided, however, that the omission to so notify shall not relieve a party from any liability which it may have to another party otherwise than under this Section 9. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any other person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice given to the Company prior to delivery of and payment for the Notes if there has occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the offering of the Notes shall have become effective; or (iv) if, subsequent to the date of this Agreement, there has been any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential downgrading in the rating of the Company or of a possible change in any such rating that does not indicate the direction of the possible change; or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms contemplated by the Final Memorandum.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page, the fourth paragraph on page 2, the fourth sentence under the caption "Offering Memorandum Summary--The Offering--Absence of Market for the Notes" and in the third paragraph and the fourth sentence of the fourth paragraph under the caption "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and if sent to the Initial Purchasers, shall be mailed or delivered to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
Capital Markets, 4th Floor; if sent to the Company, shall be mailed or delivered to the Company at 228 South Main Street, Spring Grove, Pennsylvania 17362,
Attention: Treasurer.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors and officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed wholly therein, without giving effect to any provisions thereof relating to conflicts of law.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.